For period ending 11/30/00

			Exhibit 77M

File number 811-8765




Effective as of the close of business on June 2, 2000
(the "Reorganization Date"), managed High
Yield Plus
Fund Inc., acquired in a tax-free exchange all of the assets and assumed all of the liabilities of Managed High Yield
Fund Inc. ("High Yield Fund").  This
transaction was
approved by High Yield Fund's shareholders at a Special
Meeting of Shareholders.  Further
information regarding
the circumstances and details of the
transaction is
incorporated herein in response to this
sub-item by
reference to the definitive Combined Proxy
Statement and
Prospectus dated March 30, 2000, filed
with the SEC on
April 4, 2000 (Accession Number
0000898432-00-000285;
SEC File No. 333-30638)


For period ending 11/30/00

			Exhibit 77Q1(e)

File number 811-8765

New Interim Investment Management and
Administration
Contract for Managed High Yield Plus Fund
Inc.


INTERIM INVESTMENT MANAGEMENT AND
ADMINISTRATION CONTRACT
Contract made as of October 10, 2000,
between
MANAGED HIGH YIELD PLUS FUND INC., a
Maryland corporation ("Fund"), and
MITCHELL
HUTCHINS ASSET MANAGEMENT INC. ("Mitchell
Hutchins"), a Delaware corporation
registered as an
investment adviser under the Investment
Advisers Act of
1940, as amended ("Advisers Act"), and as
a broker-dealer
under the Securities Exchange Act of 1934,
as amended
("1934 Act").
WHEREAS the Fund is registered under the
Investment Company Act of 1940, as amended
("1940
Act"), as a closed-end, diversified
management investment
company, and has registered shares of its
common stock
("Shares") for sale to the public under
the Securities Act of
1933, as amended ("1933 Act"); and
WHEREAS the Fund desires and intends to
have
one or more investment advisers ("Sub-
Advisers") provide
investment advisory and portfolio
management services to
the Fund; and
WHEREAS the Fund desires to retain
Mitchell
Hutchins as investment manager and
administrator to
furnish certain administrative and
portfolio management
services to the Fund, and Mitchell
Hutchins is willing to
furnish such services;
NOW, THEREFORE, in consideration of the
premises and mutual covenants herein
contained, it is
agreed between the parties hereto as
follows:
1.	Appointment.  The Fund hereby
appoints
Mitchell Hutchins as investment manager
and administrator
of the Fund for the period and on the
terms set forth in this
Contract.  Mitchell Hutchins accepts such
appointment and
agrees to render the services herein set
forth, for the
compensation herein provided.
2. 	Duties as Investment Manager;
Appointment
of Sub-Advisers
	(a)Subject to the oversight and
direction
of the Fund's Board of Directors
("Board"), Mitchell
Hutchins will provide to the Fund
investment management
evaluation services principally by
performing initial
reviews of prospective Sub-Advisers for
the Fund and
supervising and monitoring performance of
the Sub-
Advisers thereafter.  Mitchell Hutchins
agrees to report to
the Fund the results of its evaluation,
supervision and
monitoring functions and to keep certain
books and records
of the Fund in connection therewith.
Mitchell Hutchins
further agrees to communicate performance
expectations
and evaluations to the Sub-Advisers, and
to recommend to
the Fund whether agreements with the Sub-
Advisers should
be renewed, modified or terminated.
	(b)	Mitchell Hutchins is
responsible for
informing the Sub-Advisers of the
investment objective(s),
policies and restrictions of the Fund, for informing or ascertaining that it is aware of other legal and regulatory responsibilities applicable to the Sub-
Advisers with respect
to the Fund, and for monitoring the Sub-
Advisers
discharge of their duties; but Mitchell
Hutchins is not
responsible for the specific actions (or inactions) of the
Sub-Advisers in the performance of the
duties assigned to
it.

	(c)	With respect to each Sub-
Adviser for
the Fund, Mitchell Hutchins shall enter
into an agreement
("Sub-Advisory Agreement") with the Sub-
Adviser in
substantially the form previously approved
by the Board.
	(d)	Mitchell Hutchins shall be
responsible for the fees payable to and
shall pay the Sub-
Advisers of the Fund the fee as specified
in the Sub-
Advisory Agreement relating thereto.
3.	Duties as Administrator.  Mitchell
Hutchins
will administer the affairs of the Fund
subject to the
oversight and direction of the Board and
the following
understandings:
	(a)	Mitchell Hutchins will
supervise all
aspects of the operations of the Fund,
including oversight of
transfer agency, custodial and accounting
services, except
as hereinafter set forth; provided,
however, that nothing
herein contained shall be deemed to
relieve or deprive the
Board of its responsibility for and
control of the conduct of
the affairs of the Fund.
	(b)Mitchell Hutchins will provide
the
Fund with such corporate, administrative
and clerical
personnel  (including officers of the
Fund) and services as
are reasonably deemed necessary or
advisable by the Board,
including the maintenance of certain books
and records of
the Fund.
	(c)	Mitchell Hutchins will
arrange, but
not pay, for the periodic preparation,
updating, filing and
dissemination (as applicable) of the
Fund's Registration
Statement, proxy material, tax returns and
required reports
to the Fund's shareholders and the
Securities and Exchange
Commission ("Commission") and other
appropriate federal
or state regulatory authorities.
	(d)Mitchell Hutchins will provide
the
Fund with, or obtain for it, adequate
office space and all
necessary office equipment and services,
including
telephone service, heat, utilities,
stationery supplies and
similar items.
	(e)Mitchell Hutchins will provide
the
Board on a regular basis with economic and
investment
analyses and reports and make available to
the Board upon
request any economic, statistical and
investment services
normally available to institutional or
other customers of
Mitchell Hutchins.
4.	Further Duties. In all matters
relating to the
performance of this Contract, Mitchell
Hutchins will act in
conformity with the Articles of
Incorporation, By-Laws and
the Registration Statement of the Fund and
with the
instructions and directions of the Board
and will comply
with the requirements of the 1940 Act, the
Advisers Act,
and the rules under each, and all other
applicable federal
and state laws and regulations.
5.	Services Not Exclusive. The services
furnished by Mitchell Hutchins hereunder
are not to be
deemed exclusive and Mitchell Hutchins
shall be free to
furnish similar services to others so long
as its services
under this Contract are not impaired
thereby.  Nothing in
this Contract shall limit or restrict the
right of any director,
officer or employee of Mitchell Hutchins,
who may also be
a director, officer or employee of the
Fund, to engage in any
other business or to devote his or her
time and attention in
part to the management or other aspects of
any other
business, whether of a similar nature or a
dissimilar nature.
6. 	Expenses.
	(a)	During the term of this
Contract, the
Fund will bear all expenses, not
specifically assumed by
Mitchell Hutchins, incurred in its
operations and the
offering of its shares.

	(b)Expenses borne by the Fund
will
include but not be limited to the
following (which shall be
in addition to the fees payable to and
expenses incurred on
behalf of the Fund by Mitchell Hutchins
under this
contract):  (i) the cost (including
brokerage commissions)
of securities purchased or sold by the
Fund and any losses
incurred in connection therewith; (ii)
fees payable to and
expenses incurred on behalf of the Fund by
Mitchell
Hutchins under this Contract;(iii)filing
fees and expenses
relating to the registration and
qualification of the Fund's
Shares under the federal and state
securities laws; (iv) fees
and salaries payable to the Fund's
directors and officers
who are not interested persons of the Fund
or Mitchell
Hutchins; (v) all expenses incurred in
connection with the
directors' services, including travel
expenses; (vi) taxes
(including any income or franchise taxes)
and governmental
fees; (vii) costs of any liability,
uncollectible items of
deposit and any other insurance and
fidelity bonds; (viii)
any costs, expenses or losses arising out
of a liability of or
claim for damages or other relief asserted
against the Fund
for violation of any law; (ix) legal,
accounting and auditing
expenses, including legal fees of special
counsel for those
directors of the Fund who are not
interested persons of the
Fund; (x) charges of custodians, transfer
agents and other
agents (including any lending agent); (xi)
costs of preparing
share certificates; (xii) costs of setting
in type, printing and
mailing reports and proxy materials to
shareholders;
(xiii) any extraordinary expenses
(including fees and
disbursements of counsel, costs of
actions, suits or
proceedings to which the Fund is a party
and the expenses
the Fund may incur as a result of its
legal obligation to
provide indemnification to its officers,
directors and agents)
incurred by the Fund; (xiv) fees,
voluntary assessments and
other expenses incurred in connection with
membership in
investment company organizations (xv)
costs of mailing
and  tabulating proxies and costs of
meetings of
shareholders, the Board and any committees
thereof;
(xvi) the cost of investment company
literature and other
publications provided by the Fund to its
directors and
officers; (xvii) costs of mailing,
stationery and
communications equipment; (xviii) charges
and expenses
of any outside pricing service used to
value portfolio
securities; (xix) interest on borrowings
of the Fund; (xx)
fees and expenses of listing and
maintaining any listing of
the Fund's Shares on any national
securities exchange;
(xxi) expenses incident to any dividend
reinvestment plan;
and (xxii) costs and expenses (including
rating agency fees)
associated with the issuance of any
preferred stock.
	(c) The Fund may pay directly any
expenses incurred by it in its normal
operations and, if any
such payment is consented to by Mitchell
Hutchins and
acknowledged as otherwise payable by
Mitchell Hutchins
pursuant to this Contract, the Fund may
reduce the fee
payable to Mitchell Hutchins pursuant to
Paragraph 7
thereof by such amount. To the extent that
such deductions
exceed the fee payable to Mitchell
Hutchins on any
monthly payment date, such excess shall be
carried forward
and deducted in the same manner from the
fee payable on
succeeding monthly payment dates.
	(d) Mitchell Hutchins will assume
the
cost of any compensation for services
provided to the Fund
received by the officers of the Fund and
by those directors
who are interested persons of the Fund.
	(e) 	The payment or assumption by
Mitchell Hutchins of any expenses of the
Fund that
Mitchell Hutchins is not required by this
Contract to pay or
assume shall not obligate Mitchell
Hutchins to pay or
assume the same or any similar expense of
the Fund on any
subsequent occasion.
7. 	Compensation.
	(a)For the services provided and
the
expenses assumed pursuant to this
Contract, the Fund will
pay to Mitchell Hutchins a fee, computed weekly and paid monthly, at an annual rate of 0.70% of the Fund's average weekly total assets minus liabilities other than the Funds aggregate indebtedness constituting leverage.


	(b)The fee shall be computed
weekly
and paid monthly to Mitchell Hutchins on
or before the first
business day of the next succeeding
calendar month.
	(c)	If this Contract becomes
effective or
terminates before the end of any month,
the fee for the
period from the effective day to the end
of the month or
from the beginning of such month to the
date of
termination, as the case may be, shall be
prorated according
to the proportion which such period bears
to the full month
in which such effectiveness or termination
occurs.
8.	Limitation of Liability of Mitchell
Hutchins.
Mitchell Hutchins and its officers,
directors, employees and
delegates, including any Sub-Advisers to
the Fund, shall
not be liable for any error of judgment or
mistake of law or
for any loss suffered by the Fund or any
of its shareholders,
in connection with the matters to which
this Contract
relates, except to the extent that such a
loss results from
willful misfeasance, bad faith or gross
negligence on its
part in the performance of its duties or
from reckless
disregard by it of its obligations and
duties under this
Contract.  Any person, even though also an
officer, director,
employee, or agent of Mitchell Hutchins,
who may be or
become an officer, director, employee or
agent of the Fund
shall be deemed, when rendering services
to the Fund or
acting with respect to any business of the
Fund, to be
rendering such service to or acting solely
for the Fund and
not as an officer, director, employee, or
agent or one under
the control or direction of Mitchell
Hutchins even though
paid by it.
9. 	Duration and Termination.
	(a)	This Contract shall become
effective
upon the day and year first written above,
provided that this
Contract has been approved by a vote of a
majority of the
Board of the Fund who are not parties to
this Contract or
interested persons of any such party cast
at a meeting called
for the purpose of voting on such approval
and in which the
Board may participate by any means of
communication that
allows all directors participating to hear
each other
simultaneously during the meeting.
	(b)	Unless sooner terminated as
provided herein, this Contract shall
continue in effect for
the Fund for a period of 150 days after
the day and year first
above written.
	(c)Notwithstanding the foregoing,
this
Contract may be terminated at any time,
without the
payment of any penalty, by vote of the
Board or by a vote
of a majority of the outstanding voting
securities of the
Fund on ten days' written notice to
Mitchell Hutchins and
may be terminated by Mitchell Hutchins at
any time,
without the payment of any penalty, on
sixty days' written
notice to the Fund.  Termination of this
Contract shall in no
way affect the continued validity of this
Contract.
10.	Amendment of this Contract.  No
provision
of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this contract shall be effective until approved by vote of the independent directors or a majority of the Fund's outstanding voting securities.
11.Governing Law.  This Contract shall
be
construed in accordance with the laws of the State of New
York, without giving effect to the
conflicts of laws
principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.
12.Miscellaneous.  The captions in this
Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be
affected thereby.
This Contract shall be binding upon and
shall inure to the
benefit of the parties hereto and their
respective successors.
As used in this Contract, the terms
"majority of the
outstanding voting securities,"
"affiliated person,"
"interested person," "assignment,"
"broker," "investment
adviser," "national securities exchange,"
"net assets,"
"prospectus," "sale," "sell" and
"security" shall have the
same meaning as such terms have in the
1940 Act, subject
to such exemption as may be granted by the Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the
Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties hereto
have
caused this instrument to be executed by their officers designated as of the day and year first above written.

MANAGED HIGH YIELD PLUS FUND INC.
Attest:  /s/ Cristina Paradiso

By  /s/ Dianne E. O'Donnell
Name:  Dianne E. O'Donnell
Title:  Vice President and Secretary

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
Attest:  /s/ Cristina Paradiso
By
Name:  Amy R. Doberman
Title:  Senior Vice President and
General Counsel







For period ending 11/30/00

			Exhibit 77Q1(e)

File number 811-8765

New Interim Sub-Advisory Contract for
Managed High Yield
Plus Fund Inc.



	UBS Asset Management (New York) Inc.


INTERIM SUB-ADVISORY CONTRACT
	Agreement made as of October 10,
2000 ("Contract")
between MITCHELL HUTCHINS ASSET
MANAGEMENT INC., a Delaware corporation
("Mitchell
Hutchins"), and UBS ASSET MANAGEMENT (NEW
YORK), INC., a New York corporation ("Sub-
Adviser").
	RECITALS
	(1)Mitchell Hutchins has entered
into an Interim
Investment Management and Administration
Agreement,
dated October 10, 2000 ("Management
Agreement"), with
Managed High Yield Plus Fund Inc., a
closed-end
management investment company registered
under the
Investment Company Act of 1940, as amended
("1940 Act")
("Fund");
	(2)Mitchell Hutchins wishes to
retain the Sub-
Adviser to furnish certain investment
advisory services to
Mitchell Hutchins and the Fund; and
	(3)The Sub-Adviser is willing to
furnish such
services;
	NOW, THEREFORE, in consideration of
the
premises and mutual covenants herein
contained, Mitchell
Hutchins and the Sub-Adviser agree as
follows:
	1.	Appointment.  Mitchell
Hutchins hereby
appoints the Sub-Adviser as an investment
sub-adviser with
respect to the Fund for the period and on
the terms set forth
in this Contract.  The Sub-Adviser accepts
that appointment
and agrees to render the services herein
set forth, for the
compensation herein provided.
	2.	Duties as Sub-Adviser.
	(a)Subject to the supervision and
direction of the
Fund's Board of Directors ("Board") and
review by Mitchell
Hutchins, and any written guidelines
adopted by the Board or
Mitchell Hutchins, the Sub-Adviser will
provide a
continuous investment program for all or a designated portion of the assets ("Segment") of the Fund, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Fund or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Fund or Segment.
The Sub-Adviser
will be responsible for placing purchase and sell orders for investments and for other related transactions for the Fund or
Segment.  The Sub-Adviser will be
responsible for voting
proxies of issuers of securities held by the Fund or
Segment. The Sub-Adviser understands that the Fund's assets need to be managed so as to permit it to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue
Code, as
amended ("Code").  The Sub-Adviser will
provide services
under this Contract in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto
("Registration
Statement").
	(b)The Sub-Adviser agrees that,
in placing
orders with brokers, it will obtain the
best net result in terms
of price and execution; provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with
research, analysis,
advice and similar services to execute
portfolio transactions
on behalf of the Fund or Segment, and the
Sub-Adviser may
pay to those brokers in return for
brokerage and research
services a higher commission than may be
charged by other
brokers, subject to the Sub-Adviser's
determining in good
faith that such commission is reasonable
in terms either of
the particular transaction or of the
overall responsibility of
the Sub-Adviser to the Fund and its other
clients and that the
total commissions paid by the Fund or
Segment will be
reasonable in relation to the benefits to
the Fund over the
long term.  In no instance will portfolio
securities be
purchased from or sold to Mitchell
Hutchins or the Sub-
Adviser, or any affiliated person thereof,
except in
accordance with the federal securities
laws and the rules and
regulations thereunder.  The Sub-Adviser
may aggregate
sales and purchase orders with respect to
the assets of the
Fund or Segment with similar orders being
made
simultaneously for other accounts advised
by the Sub-
Adviser or its affiliates.  Whenever the
Sub-Adviser
simultaneously places orders to purchase
or sell the same
security on behalf of the Fund and one or
more other
accounts advised by the Sub-Adviser, the
orders will be
allocated as to price and amount among all
such accounts in
a manner believed to be equitable over
time to each account.
Mitchell Hutchins recognizes that in some
cases this
procedure may adversely affect the results
obtained for the
Fund or Segment.
	(c)The Sub-Adviser will maintain
all books and
records required to be maintained pursuant
to the 1940 Act
and the rules and regulations promulgated
thereunder with
respect to transactions by the Sub-Adviser
on behalf of the
Fund or Segment, and will furnish the
Board and Mitchell
Hutchins with such periodic and special
reports as the Board
or Mitchell Hutchins reasonably may
request.  In compliance
with the requirements of Rule 31a-3 under
the 1940 Act, the
Sub-Adviser hereby agrees that all records
that it maintains
for the Fund are the property of the Fund,
agrees to preserve
for the periods prescribed by Rule 31a-2
under the 1940 Act
any records that it maintains for the Fund
and that are
required to be maintained by Rule 31a-1
under the 1940 Act,
and further agrees to surrender promptly
to the Fund any
records that it maintains for the Fund
upon request by the
Fund.
	(d)	At such times as shall be
reasonably
requested by the Board or Mitchell
Hutchins, the Sub-
Adviser will provide the Board and
Mitchell Hutchins with
economic and investment analyses and
reports as well as
quarterly reports setting forth the
performance of the Fund or
Segment and make available to the Board
and Mitchell
Hutchins any economic, statistical and
investment services
that the Sub-Adviser normally makes
available to its
institutional or other customers.
	(e)In accordance with procedures
adopted by the
Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Fund or Segment and will use its reasonable efforts to arrange for the provision of a price from one or more parties independent of the Sub-
Adviser for each
portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.
	3.Further Duties.  In all
matters relating to the
performance of this Contract, the Sub-
Adviser will act in
conformity with the Fund's Articles of
Incorporation, By-
Laws and Registration Statement and with the written instructions and written directions of the Board and Mitchell
Hutchins; and will comply with the
requirements of the 1940
Act and the Investment Advisers Act of
1940, as amended
("Advisers Act") and the rules under each, Subchapter M of the Internal Revenue Code ("Code"), as applicable to regulated investment companies; and all other federal and state laws and regulations applicable to the Fund. Mitchell
Hutchins agrees to provide to the Sub-
Adviser copies of the
Fund's Articles of Incorporation, By-Laws,
Registration
Statement, written instructions,
directions and guidelines of
the Board and Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with Mitchell Hutchins
(other than
PaineWebber Incorporated and Mitchell
Hutchins itself).

	4.Expenses.  During the term of
this Contract,
the Sub-Adviser will bear all expenses
incurred by it in
connection with its services under this
Contract.  The Sub-
Adviser shall not be responsible for any
expenses incurred by
the Fund or Mitchell Hutchins.
	5.	Compensation.
(a)	For the services provided and the
expenses
assumed by the Sub-Adviser pursuant to
this Contract,
Mitchell Hutchins, not the Fund, will pay
to the Sub-
Adviser a sub-advisory fee, computed daily
and paid
monthly, at an annual rate of 0.2375% of
the average daily
net assets of the Fund or Segment
(computed in the manner
specified in the Management Agreement) and
will provide
the Sub-Adviser with a schedule showing
the manner in
which the fee was computed.  If the Sub-
Adviser is
managing a Segment, its fees will be based
on the value of
assets of the Fund within the Sub-
Adviser's Segment.
(b)	The fee shall be accrued daily and
payable
monthly to the Sub-Adviser on or before
the last business
day of the next succeeding calendar month.
	(c)	If this Contract becomes
effective or
terminates before the end of any month,
the fee for the period
from the effective date to the end of the
month or from the
beginning of such month to the date of
termination, as the
case may be, shall be pro-rated according
to the proportion
that such period bears to the full month
in which such
effectiveness or termination occurs.
	6.	Limitation of Liability.
	(a)	The Sub-Adviser shall not be
liable for any
error of judgment or mistake of law or for
any loss suffered
by the Fund, its shareholders or by
Mitchell Hutchins in
connection with the matters to which this
Contract relates,
except a loss resulting from willful
misfeasance, bad faith or
negligence on its part in the performance
of its duties or from
reckless disregard by it of its
obligations and duties under
this Contract.
	(b)	In no event will the Sub-
Adviser have any
responsibilities for any portion of the
Fund's investments not
managed by the Sub-Adviser or for the acts
or omissions of
any other sub-adviser to the Fund.
		In particular, in the event
the Sub-Adviser
shall manage only a portion of the Fund's
investments, the
Sub-Adviser shall have no responsibility
for the Fund's being
in violation of any applicable law or
regulation or investment
policy or restriction applicable to the
Fund as a whole or for
the Fund's failing to qualify as a
regulated investment
company under the Code, if the securities
and other holdings
of the Segment managed by the Sub-Adviser
are such that
such Segment would not be in such
violation or fail to so
qualify if such segment were deemed a
separate "regulated
investment company" under the Code.
	Nothing in this section shall
be deemed a
limitation or waiver of any obligation or
duty that may not by
law be limited or waived.
	7.	Representations of Sub-
Adviser.  The Sub-
Adviser represents, warrants and agrees as
follows:
	(a)	The Sub-Adviser (i) is
registered as an
investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940
Act or the Advisers
Act from performing the services
contemplated by this
Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v)
will promptly notify
Mitchell Hutchins of the occurrence of any
event that would
disqualify the Sub-Adviser from serving as
an investment
adviser of an investment company pursuant
to Section 9(a) of
the 1940 Act or otherwise.
	(b)The Sub-Adviser has adopted a
written code
of ethics and appropriate procedures
complying with the
requirements of Rule 17j-1 under the 1940
Act and will
provide Mitchell Hutchins and the Board
with a copy of such
code of ethics, together with evidence of
its adoption.
Within fifteen days of the end of the last
calendar quarter of
each year that this Contract is in effect,
an officer of the Sub-
Adviser shall certify to Mitchell Hutchins
that the Sub-
Adviser has complied with the requirements
of Rule 17j-1
during the previous year and that there
has been no material
violation of the Sub-Adviser's code of
ethics or, if such a
violation has occurred, that appropriate
action was taken in
response to such violation.  Upon the
written request of
Mitchell Hutchins, the Sub-Adviser shall
permit Mitchell
Hutchins, its employees or its agents to
examine the reports
required to be made by the Sub-Adviser
pursuant to Rule
17j-1 and all other records relevant to
the Sub-Adviser's
code of ethics.
	(c)The Sub-Adviser has provided
Mitchell
Hutchins with a copy of its Form ADV, as
most recently
filed with the Securities and Exchange
Commission ("SEC")
and promptly will furnish a copy of all
amendments to
Mitchell Hutchins at least annually.
	(d)The Sub-Adviser will notify
Mitchell
Hutchins of any change of control of the
Sub-Adviser,
including any change of its general
partners or 25%
shareholders or 25% limited partners, as
applicable, and any
changes in the key personnel who are
either the portfolio
manager(s) of the Fund or senior
management of the Sub-
Adviser, in each case prior to, or
promptly after, such change.
	(e)The Sub-Adviser agrees that
neither it, nor
any of its affiliates, will in any way
refer directly or indirectly
to its relationship with the Fund,
Mitchell Hutchins or any of
their respective affiliates in offering,
marketing or other
promotional materials without the prior
express written
consent of Mitchell Hutchins.
	Services Not Exclusive.  The
services furnished by
the Sub-Adviser hereunder are not to be
deemed exclusive
and the Sub-Adviser shall be free to
furnish similar services
to others so long as its services under
this Contract are not
impaired thereby or unless otherwise
agreed to by the parties
hereunder in writing.  Nothing in this
Contract shall limit or
restrict the right of any director,
officer or employee of the
Sub-Adviser, who may also be a director,
officer or
employee of the Fund, to engage in any
other business or to
devote his or her time and attention in
part to the
management or other aspects of any other
business, whether
of a similar nature or a dissimilar
nature.
	9.	Duration and Termination.
(a)This Contract shall become effective
upon
the day and year first written above,
provided that this
Contract has been approved for the Fund by a vote of a majority of those Directors of the Fund who are not parties to this Contract or interested persons of any such party
("Independent Directors") cast at a
meeting called for the
purpose of voting on such approval and in which the
Directors may participate by any means of communication that allows all Directors participating to hear each other simultaneously during the meeting.
(b)Unless sooner terminated as provided
herein, this Contract shall continue in
effect for a period of
150 days after the day and year first
above written.
	(c)Notwithstanding the foregoing,
with respect
to the Fund, this Contract may be
terminated at any time,
without the payment of any penalty, by
vote of the Board or
by a vote of a majority of the outstanding voting securities of the Fund on ten days' written notice to the Sub-Adviser and may be terminated by the Sub-Adviser at any time, without the payment of any penalty, on sixty days' written notice to Mitchell Hutchins.

 The Contract may also be terminated,
without payment of
penalty, by Mitchell Hutchins (i) upon
material breach by
the Sub-Adviser of any of the
representations and
warranties set forth in Paragraph 7 of
this Contract, if such
breach shall not have been cured within a 20 day period after notice of such breach or (ii) if, in the reasonable judgment of Mitchell Hutchins, the Sub-
Adviser becomes
unable to discharge its duties and
obligations under this
Contract, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Fund.
	10.Amendment of this Contract.
No provision
of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Contract as to the Fund shall be effective until approved by vote of the Independent
Directors or a majority
of the Fund's outstanding voting
securities.
	11.Governing Law.  This Contract
shall be
construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.
	12.Miscellaneous.  The captions
in this Contract
are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this
Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms
"majority of the outstanding voting
securities," "affiliated
person," "interested person,"
"assignment," "broker,"
"investment adviser," "net assets,"
"sale," "sell" and
"security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This
Contract may be signed in counterpart.
	13.Notices.  Any notice herein
required is to be
in writing and is deemed to have been
given to the Sub-
Adviser or Mitchell Hutchins upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail - return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt
(with a confirming copy by mail as set
forth herein).  All
notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. O'Donnell, Deputy
General Counsel.
All notices provided to the Sub-Adviser
will be sent to the
attention of Larysa Bemko, Director.
	IN WITNESS WHEREOF, the parties
hereto have
caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.





Attest:

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
51 West 52nd Street
New York, New York  10019-6114
By:	/s/ Keith A. Weller
	Name:  Keith A. Weller
	Title:  First Vice President
By:	/s/ Dianne E. O'Donnell
	Name:  Dianne E. O'Donnell
	Title:  Deputy General Counsel







Attest:

UBS ASSET MANAGEMENT (NEW
YORK), INC.
10 East 50th Street
New York, New York  10022
By:	/s/ Mark F. Kemper
	Name:  Mark F. Kemper
 	Title:  Secretary
By:	/s/ S. Boote
	Name:  Simon Boote
	Title:  Managing Director





For period ending 11/30/00

			Exhibit 77Q1(g)

File number 811-8765


As noted in the response to sub-item 77M, the
Registrant was the surviving entity of a reorganization involving another registered investment company. A copy of the Agreement and Plan of Reorganization and
Termination (the "Agreement") was attached as Appendix
A to the definitive Combined Proxy
Statement and
Prospectus dated March 30, 2000, as filed with the SEC on
April 4, 2000 (Accession Number
0000898432-00-000285;
SEC File No. 333-30638). That Agreement is hereby incorporated by reference in response to sub-item 77Q1(g).
Managed High Yield Plus Fund